Exhibit 20

Capital One Auto Finance Trust 2003-A

Automobile Receivable - Backed Notes, Series 2003-A

Class A-1 1.25% Asset-Backed Notes

Class A-2 1.40% Asset-Backed Notes

Class A-3-A 1.83% Asset-Backed Notes

Class A-3-B LIBOR + 0.16% Asset Backed Notes

Class A-4 -A 2.47% Asset-Backed Notes

Class A-4-B LIBOR + 0.28% Asset Backed Notes

Class B 0% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	07/01/2003	Purchases	Units	Cut-off Date	Closing Date	Original Pool Balance
Monthly Period Ending:	07/31/2003	Initial Purchase	56,734		06/03/2003	$967,779,094.47
Prev. Distribution/Close Date:	07/15/2003	Sub Purchase #1	0			$0.00
Distribution Date:	08/15/2003	Sub Purchase #2	0			$0.00
Days of Interest for Period:	31	Sub Purchase #3	0			$0.00
Days in Collection Period:	31	Total	56,734			967,779,094.47
Months Seasoned:	2

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Aggregate Principal Balance		{1}		941,972,703.22
{2}	Purchase of Subsequent Receivables		{2}		0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	13,083,580.61
	{4}	Prepaid Principal Received	{4}	9,673,962.53
	{5}	Defaulted Receivables Deposit Amount	{5}	427,786.28
	{6}	Principal Portion of Repurchased Receivables	{6}	142,904.46
	{7}	Cram Down Losses and Other Non-Cash Adjustments	{7}	545.48
	{8}	Total Monthly Principal Amounts	{8}		23,328,779.36
{9}	End of period Aggregate Receivables Balance		{9}		918,643,923.86
{10}	Pool Factor ( {9} / Original Pool Balance)		{10}		0.9492

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3-A	Class A-3-B	Class A-4-A	Class A-4-B	Class B	Total
{11}	Original Aggregate Note Balance	{11}	$234,000,000.00	$282,000,000.00	$190,000,000.00	$150,000,000.00	$150,000,000.00	$119,000,000.00	$84,677,419.35	$1,209,677,419
{12}	Beginning of period Note Balance	{12}	$200,351,296.88	$282,000,000.00	$190,000,000.00	$150,000,000.00	$150,000,000.00	$119,000,000.00	$84,677,419.35	$1,176,028,716
{13}	Noteholders’ Principal Distributable Amount	{13}	23,328,779.36	0.00	0.00	0.00	0.00	0.00	0.00	23,328,779.36
{14}	Noteholders’ Accelerated Principal Amount	{14}	6,469,557.38	0.00	0.00	0.00	0.00	0.00	0.00	6,469,557.38
{15}	Optional Note Redemption Principal Amount	{15}	0	0	0	0	0	0	0	0
{16}	End of period Note Balance	{16}	$170,552,960.14	$282,000,000.00	$190,000,000.00	$150,000,000.00	$150,000,000.00	$119,000,000.00	$84,677,419.35	$1,146,230,379
{17}	Note Pool Factors ( {16} / {11})	{17}	0.7289	1.0000	1.0000	1.0000	1.0000	1.0000	1.0000	0.9476

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{18}	Beginning of period Pre-Funding Account Balance	{18}		241,898,324.88
{19}	Purchase of Subsequent Receivables	{19}	0.00
{20}	Investment Earnings	{20}	197,083.08
{21}	Investment Earning Transfer to Collections Account	{21}	(197,083.08)
{22}	Payment of Reserve Fund for Subsequent Funding Deposit	{22}	0.00
{23}	Payment of Mandatory Prepayment Amount	{23}	0.00
{24}	Mandatory Reduction of the Prefunding Account After Final Addition	{24}	0.00
{25}	End of period Pre-Funding Account Balance	{25}		241,898,324.88

IV.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{26}	Scheduled and Prepayment Principal Cash Received						{26}	22,757,543.14
{27}	Liquidation Proceeds Collected during Period						{27}	226,185.09
{28}	Receivables Repurchase Amounts						{28}	142,904.46
{29}	Interest and Fee Collected on Receivables						{29}	10,643,173.72
{30}	Recoveries on Previously Defaulted Receivables						{30}	0.00
{31}	Return of Excess Deposit - Prefunding Account						{31}	0.00
{32}	Advances from the Reserve Fund						{32}	0.00
{33}	Release from Reserve Fund Account						{33}	0.00
	Investment Earnings on Trust Accounts
{34}	Collection Account						{34}	23,014.13
{35}	Transfer from Reserve Fund						{35}	15,151.43
{36}	Transfer from Pre-Funding Account						{36}	197,083.08
{37}	Net Swap Receipts						{37}	0.00
{38}	Optional Note Redemption Prepayment Amount						{38}	0.00
{39}	Total Available Funds						{39}		34,005,055.05

Distributions:
{40}	Trustees’ Fees						{40}	0.00
{41}	Servicing Fees						{41}	2,121,367.50
{42}	Net Swap Payments						{42}	186,461.32

Class A Noteholders’ Note Interest
	Class	Beginning Note Balance	Interest Rate	Days	Days Basis	Calculated Interest
{43}	Class A-1	$200,351,296.88	1.25%	31	Actual/360	$215,764.60	{43}	215,764.60
{44}	Class A-2	$282,000,000.00	1.40%	30	30/360	$329,000.00	{44}	329,000.00
{45}	Class A-3-A	$190,000,000.00	1.83%	30	30/360	$289,750.00	{45}	289,750.00
{46}	Class A-3-A	$150,000,000.00	LIBOR + 0.16%	31	Actual/360	$163,638.67	{46}	163,638.67
{47}	Class A-4-A	$150,000,000.00	2.47%	30	30/360	$308,750.00	{47}	308,750.00
{48}	Class A-4-B	$119,000,000.00	LIBOR + 0.28%	31	Actual/360	$142,116.68	{48}	142,116.68

{49}	Note Insurer Premium and Certain Reimbursement						{49}	449,869.54
{50}	Class A Noteholders’ Principal Payment Amount						{50}	23,328,779.36
{51}	Accrued and Unpaid Premium and Reimbursement Obligations, due Note Insurer						{51}	0.00
{52}	Deposit/(Release to/from Reserve account, to Required Level						{52}	(0.00)
{53}	Class A Noteholder’s Accelerated Principal Amount						{53}	6,469,557.38
{54}	Class B Noteholders’ Principal Payment Amount (including shortfall						{54}	0.00
{55}	Swap Termination Payments						{55}	0.00
{56}	Other Amounts Due to the Trustees						{56}	0.00
{57}	Servicer Re-liening Expenses						{57}	0.00
{58}	Indenture Trustee Title Expenses						{58}	0.00
{59}	Distribution to the equity certificate holder						{59}	0.00
{60}	Total Distributions						{60}	34,005,055.05

V.	RECONCILIATION OF RESERVE ACCOUNT:

{61}	Beginning of period Reserve Account balance		{62}		19,887,962.77
{62}	Deposits to Reserve Account - Subsequent Fundings		{63}		0.00
{63}	Subtotal				19,887,962.77
	{64}	Reserve Account Requirement	{64}	19,887,962.77
	{65}	Reserve Account Shortfall / (Excess)	{65}	0.00
{66}	Deposit to Reserve Fund, to Required Level		{66}		0.00
{67}	Release from Reserve Account		{67}		0.00
{68}	End of period Reserve Account Balance		{68}		19,887,962.77
{69}	EOP Shortfall		{69}		0.00

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Servicing Agreement dated  as of June 3, 2003 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Auto Finance Trust 2003-A, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

CAPITAL ONE AUTO FINANCE, INC.

Capital One Auto Finance, Inc., as Servicer

By:	/s/ Jeffery Elswick
Name:	Jeffery Elswick
Title:	Manager, Securitization, COAF, Inc
Date:	8/12/2003

Exhibit A

Capital One Auto Finance Trust 2003-A

Automobile Receivable - Backed Notes, Series 2003-A

Servicer’s Certificate

Class A-1 1.25% Asset-Backed Notes

Class A-2 1.40% Asset-Backed Notes

Class A-3-A 1.83% Asset-Backed Notes

Class A-3-B LIBOR + 0.16% Asset Backed Notes

Class A-4 -A 2.47% Asset-Backed Notes

Class A-4-B LIBOR + 0.28% Asset Backed Notes

Class B 0% Asset-Backed Notes

Monthly Period Ending 7/31/2003

Distribution Date 08/15/2003

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{1}	Original Note Balance	{11}	$234,000,000.00	$282,000,000.00	$340,000,000.00	$269,000,000.00	$84,677,419.35	$1,209,677,419.35
{2}	Beginning of period Note Balance	{12}	$200,351,296.88	$282,000,000.00	$340,000,000.00	$269,000,000.00	$84,677,419.35	$1,176,028,716.23
{3}	End of period Note Balance	{16}	$170,552,960.14	$282,000,000.00	$340,000,000.00	$269,000,000.00	$84,677,419.35	$1,146,230,379.49
{4}	Note Pool Factors ( {3} / {1})	{17}	0.7289	1.0000	1.0000	1.0000	1.0000	0.9476

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning number of Receivables	{5}	56,734	55,963
{6}	Number of Subsequent Receivables Purchased	{6}	0	0
{7}	Number of Receivables Defaulted during period	{7}	21	21
{8}	Number of Receivables becoming Purchased Receivables during Period	{8}	29	7
{9}	Number of Receivables paid off during period	{9}	1,417	668
{10}	Ending number of Receivables	{10}	55,267	55,267

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	13.33%	13.34%	13.34%
{12}	Weighted Average Remaining Term of the Receivables	{12}	59.32	58.88	58.01
{13}	Weighted Average Original Term of Receivables	{13}	63.16	63.16	63.16
{14}	Average Receivable Balance	{14}	17,058	16,832.66	16,620

IV.	DELINQUENCY

Receivables with Scheduled Payment delinquent			Units	Dollars	Percentage
{15}	31-60 days	{15}	1,073	17,525,215	1.86%
{16}	61-90 days	{16}	194	3,190,660	0.34%
{17}	91-120 days	{17}	10	152,859	0.02%
{18}	Receivables with Scheduled Payment delinquent more than 60 days at the end of period	{18}	204	3,343,519	0.35%

V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment delinquent more than 60 days at the end of period ( line {18})	{19}	3,343,519
{20}	End of period Current Principal Balance	{20}	941,972,703
{21}	Delinquency Ratio {16} + {17} divided by {20}	{21}		0.35%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.07%
{23}	Second previous Monthly Period Delinquency Ratio	{23}		0.00%
{24}	Average Delinquency Ratio ({21} + {22} +{23}) / 3)	{24}		0.21%

Compliance with Accelerated Reserve Fund Trigger? (Average Delinquency Ratio is less than or equal to 5.5% months 1-4, 7.0% months 5-7, 6.5% months 8-16, 8.0% months 17-19, 7.5% months 20-28, 9.0% months 29-31, 8.5% months 32-37, 9.5% months 38 and beyond )

                                                                                                                                Yes

Is the deal Still in Accelerated Reserve Fund Event?

                                                                                                                                No

Compliance with Insurance Agreement Event of Default? (Average Delinquency Ratio is less than or equal to 4.5% months 1-4, 6.0% months 5-7, 5.5% months 8-16, 7.0% months 17-19, 6.5% months 20-28, 8.0% months 29-31, 7.5% months 32-37, 8.5% months 38 and beyond)                                                                                                                          Yes

Current Net Charge-off Rate:

{25}	Net Losses since the Initial Cut-off Date (Beginning of Period)	{25}		13,136.98
{26}	Receivables becoming Defaulted Receivables during period	{26}	427,786.28
{27}	Cram Down Losses and other non-cash Adjustments occurring during period	{27}	545.48
{28}	Liquidation Proceeds collected during period	{28}	226,185.09
{29}	Recoveries on Defaulted Recoverables during period	{29}	0.00
{30}	Net Losses during period {26} + {27} - {28} - {29}	{30}	202,146.67
{31}	Net Losses since Initial Cut-off Date (End of Period)	{31}		215,283.65
{32}	Cumulative Net Loss Ratio ({31}) / (Original Aggregrate Principal Balance )	{32}		0.02%

Compliance with Accelerated Reserve Fund Trigger — Cumulative Net Loss Ratio is less than or equal to: N/A

                                                                                                                                Yes

Compliance with Insurance Agreement Event of Default — Cumulative Net Loss Ratio is less than or equal to: N/A

                                                                                                                                Yes

Extension Rate
{33}	Number of Receivables extended during current period	{33}	88
{34}	Beginning of Period Loans Outstanding	{34}	55,963
{35}	Extension Rate {33} divided by {34}	{35}		0.16%
{36}	Previous Monthly Extension Rate	{36}		0.09%
{37}	Second previous Monthly Extension Rate	{37}		0.00%
{38}	Average Extension Rate ({35} + {36} + {37}) / 3	{38}		0.13%

	Compliance with Extension Test Pass is an Average Extension Rate less than 4% Yes